As filed with the Securities and Exchange Commission on November 12, 2024 Registration No. 333-
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MAXEON SOLAR TECHNOLOGIES, LTD.
(Exact Name of registrant as specified in its charter)

Singapore (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

8 Marina Boulevard #05-02
Marina Bay Financial Centre
018981, Singapore
(Address of registrant’s principal executive offices, including zip code)

Amended and Restated 2020 Omnibus Incentive Plan
(Full title of the Plan)

Corporation Service Company
1180 Avenue of the Americas, Suite 210
New York, New York 11036-8401
(800) 927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Era Anagnosti, Esq.
DLA Piper US LLP
500 8th Street, N.W.
Washington, DC 20004
(202) 799-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Maxeon Solar Technologies, Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an aggregate of 944,030 additional shares of the Registrant’s ordinary shares, no par value (“Ordinary Shares”), issuable under the Registrant’s 2020 Omnibus Incentive Plan, as amended (the “Omnibus Plan”). These additional Ordinary Shares are additional securities of the same class as other securities relating to the Omnibus Plan for which registration statements on Form S-8 filed with the Commission on August 6, 2020 (File No. 333-241709) and February 29, 2024 (File No. 333-277501), each as post-effectively amended on October 9, 2024 to reflect the impact of a 100:1 reverse share split (the “Prior Registration Statements”) are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

On November 8, 2024, the Compensation Committee of the Board, through delegated authority, approved amendments to the Omnibus Plan to amend in aggregate the total number of Ordinary Shares available for issuance under the Omnibus Plan as described above(the “Second Amended and Restated Plan”). The Second Amended and Restated Plan has been filed as an exhibit to this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The following documents are incorporated in this Registration Statement by reference:

(1)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on May 30, 2024 (the “Annual Report”).

(2)
The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission as follows: our Reports on Form 6-K furnished to the Commission on January 5, 2024 (Film No. 24514396), April 1, 2024 (Film No. 24805733), April 8, 2024 (Film No. 24829751), April 26, 2024 (Film No. 24878483), May 22, 2024 (Film No. 24971611), May 30, 2024 (Film No. 241000696, 241000707, 241000716, 241000725), May 31, 2024 (Film No. 241007770, 241009872), June 5, 2024 (Film No. 241020647), June 6, 2024 (Film No. 241023582), June 17, 2024 (Film No. 241046826), June 21, 2024 (Film No. 241058350), July 5, 2024 (Film No. 241101573), July 26, 2024 (Film No. 241143476), August 5, 2024 (Film No. 241173145), August 20, 2024 (Film No. 241222634), August 27, 2024 (Film No. 241249678), August 29, 2024 (Film No. 241259241), September 3, 2024 (Film No. 241271835, 241272051), September 12, 2024 (Film No. 241293836), September 19, 2024 (Film No. 241309032), September 20, 2024 (Film No. 241314115), September 24, 2024 (Film No. 241320188), October 4, 2024 (Film No. 241353485), October 7, 2024 (Film No. 241356144), October 16, 2024 (Film No. 241373444), October 28, 2024 (Film No. 241398554), and November 4, 2024 (Film No. 241420562).

(3)	The Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934, as amended, contained in Exhibit 2.7 to the Annual Report.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all reports on Form 6-K subsequently furnished by the Registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing or furnishing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Constitution of Maxeon Solar Technologies, Ltd. (incorporated herein by reference to Exhibit 99.1 to the Registrant’s Form 6-K (File No. 001-39368) filed with the SEC on August 27, 2020

4.2	Maxeon Solar Technologies, Ltd. Second Amended and Restated 2020 Omnibus Incentive Plan

5.1	Opinion of Rajah & Tann Singapore LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Rajah & Tann Singapore LLP (included as part of the opinion filed as Exhibit 5.1 hereto and incorporated herein by reference)

24.1	Power of Attorney (contained on signature page hereto)

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Singapore, on November 13, 2024.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Dmitri Hu
Name:	Dmitri Hu
Title:	Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints George Guo, Dimitri Hu and Frank Jeng, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on the date set forth, and in the capacities indicated, below.

Name	Position	Date
/s/ George Guo Aiping	Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2024
George Guo Aiping
/s/ Dmitri Hu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2024
Dmitri Hu

/s/ Donald Colvin	Chairman	November 13, 2024
Donald Colvin

/s/ Kris Sennesael	Director	November 13, 2024
Kris Sennesael

/s/ Steve Leonard	Director	November 13, 2024
Steve Leonard

/s/ David Li	Director	November 13, 2024
David Li

/s/ Sean Wang	Director	November 13, 2024
Sean Wang

/s/ Xu Luo Luo	Director	November 13, 2024
Xu Luo Luo

/s/ Zhang Changxu	Director	November 13, 2024
Zhang Changxu

/s/ Wang Yanjun	Director	November 13, 2024
Wang Yanjun

/s/ Wang Cheng	Director	November 13, 2024
Wang Cheng